UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2013

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1880 S. Dairy Ashford, Suite 300 Houston, Texas	77077-4760
(Address of principal executive offices)	(zip code)

(281) 674-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 3, 2013, RigNet, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement with Bank of America, N.A., as administrative agent, and the lenders party thereto. The second amended and restated credit agreement provides for a $60.0 million term loan facility and $125.0 million revolving credit facility, which includes a $15 million sublimit for the issuance of standby letters of credit. The revolving credit facility is no longer subject to a borrowing base calculation. The Company had $54.6 million in term loans outstanding immediately prior to the second amendment and restatement and $60.0 million outstanding immediately after giving effect to the second amendment and restatement.

The term loan facility matures in October 2018 and requires quarterly scheduled principal amortization of $2.14 million commencing March 2014 through October 2018, with the remainder due at maturity. The revolving credit facility matures in October 2018 with any outstanding borrowings then payable. Borrowings under both the term and revolving facilities carry an interest rate of LIBOR plus an applicable margin ranging from 1.50% to 2.50%, which varies as a function of the Company’s leverage ratio.

The second amended and restated credit facility contains customary covenants that restrict, among other things, the Company’s ability to obtain additional debt financing and to pay cash dividends. The second amended and restated credit facility also contains financial covenants that the Company must meet, including leverage and fixed charge ratios. The loans under the second amended and restated credit facility are secured by substantially all of the assets of the Company and its domestic subsidiaries. Loans under the second amended and restated credit facility are subject to acceleration upon the occurrence of events of default that the Company considers usual and customary for an agreement of this type.

The foregoing description is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Description

10.1	Second Amended and Restated Credit Agreement, dated as of October 3, 2013 by and among RigNet, Inc. and Bank of America, N.A., as administrative agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

By:	/s/ MARTIN L. JIMMERSON, JR.
Martin L. Jimmerson, Jr.
Chief Financial Officer

Dated: October 4, 2013

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Second Amended and Restated Credit Agreement, dated as of October 3, 2013 by and among RigNet, Inc. and Bank of America, N.A., as administrative agent, and the lenders party thereto.